g:\nitido\exh22.doc
                                                                      Exhibit 21


                   Tucson Electric Power Company Subsidiaries



       Subsidiary                                      State of
                                                      Incorporation

Brookland Financial Corporation                        California
BFC Receivables Financing Corporation I                Delaware
BFC Receivables Financing Corporation II               Delaware
BFC Receivables Financing Corporation III              Delaware
Catalina Securities Inc.                               New York
Escavada Company                                       Arizona
Gallo Wash Development Company                         Arizona
Irvine Portfolio Services Corporation                  California
Nations Energy Corporation,
    Escalante Resources Inc. (prior to 1/5/95)         Arizona
Palomas Securities Inc.                                New York
Pantano Securities Inc.                                New York
Picacho-Warner Center Inc.                             Arizona
Rincon Investing Company                               Arizona
Sabino Investing Inc.                                  Delaware
San Carlos Resources Inc.                              Arizona
Santa Clara Resources Inc.                             Delaware
Santa Cruz Resources Inc.                              Delaware
Santa Rita Energy Inc.                                 Delaware
Santa Rita Jonesboro, Inc.                             Delaware
Santa Rita West Enfield, Inc.                          Delaware
Santa Rosa Resources Inc.                              Arizona
Sierrita Resources Inc.                                Delaware
Sofar 1 Inc.                                           Arizona
Sofar 2 Inc.                                           Arizona
Sofar 3 Inc.                                           Arizona
Sofar 4 Inc.                                           Arizona
Tucson Resources Inc.                                  Delaware
Tucsonel Inc.                                          Arizona
Valencia Energy Company                                Arizona